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                                                               Exhibit 10.07 (b)

                    LETTER FROM SOMERSET CAPITAL GROUP, LTD.

August 29, 2002

Mr. John Garbarino
President and Chief Executive Officer
Occupational Health + Rehabilitation Inc
175 Derby Street, Suite 36
Hingham, Massachusetts 02043-4058

Dear Mr. Garbarino,

This will confirm that Somerset Capital Group, Ltd. agrees to, over the course of the next six months from the date hereof, provide Occupational Health + Rehabilitation, Inc.("OH+R") equipment lease financing in the approximate amount of $1.6 million, subject to the following terms and conditions:

BASIC TERMS:

Amount:               $1,600,000.00

Lease Term:           Thirty-six (36) months

Lease Rate for Hard Costs: 36 months, in advance, at 2.919% of equipment cost. *

Lease Rate for Soft Costs: 36 months, in advance, at 3.210% of equipment cost. *

End of Lease Options:   Purchase the equipment at the end of term for its fair
                        market value, or; Renew the lease on a year to year basis at its then fair market value, or; Return the equipment with no further obligation.

* Lease-rate factors to be used for these transactions will be subject changes to the prevalent 36 month U.S. Treasury Note yield, as published in the Wall Street Journal 10 business days prior to the closing date.

The commitment expressed herein is subject to the completion and execution of all acceptable lease documentation, including, but not limited to: Master Lease Agreement, Pending Equipment Schedules No.'s 1 & 2, Acceptance Certificates, Incumbency Certificates, Purchase Agreements, Release of Liens, Opinion of Council, Bill of Sale, Proof of Insurance, and UCC Financing Statements. This commitment is further subject to there being none of the following: (i) a material adverse change in the financial condition of OH+R, it(s) affiliates, or the guarantors (if any); (ii) a material change, substitution or reduction of the equipment subject to the lease or other collateral, if any, relevant to the transaction; and (iii) a material change in nature of structure of the transaction (including, but not limited to the term of the lease).

We look forward to the successful completion of the transaction contemplated herein and hope to have all documentation completed by Friday, September 6th, 2002.

Very truly yours,

/s/ Evan M. Bokor
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Evan M. Bokor
Vice President and Chief Financial Officer

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